                              MANAGEMENT AGREEMENT

THIS AGREEMENT is made at Piraeus this 18th day of October Two Thousand and Four
(2004).

BETWEEN PALLADIUM SHIPMANAGEMENT INC., a company incorporated under the laws of the Republic of Marshall Islands, having its registered office at Trust Company
Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (hereinafter called "the Owner") of the one part and BARCLAY SHIPPING LIMITED, a limited liability company incorporated under the laws of the Republic of Liberia having its registered office at Monrovia (80, Broad Street) Liberia and a branch office at Piraeus 3, Iassonos street, (hereinafter called "the Manager") of the other part.

WHEREAS:

A.   The Owner is the prospective owner of the motor vessel "SHAKTI DOOT" to be renamed "ASTERIX I" IMO No. 8009248 and registered in the ownership of the
     Owner under the Panamanian flag, of 11584 net tons, (hereinafter called
     "the Vessel").

B.   It has been agreed between the Owner and the Manager that for the period and upon and subject to the terms and conditions hereinafter expressed and contained the Manager shall be and hereby is appointed to act as Manager to manage and operate the Vessel in consideration of the management fee hereinafter prescribed.

NOW THEREFORE IT IS HEREBY MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO AS
FOLLOWS:

1. The Owner hereby appoints the Manager and the Manager hereby agrees to act as
Manager of the Vessel as of the time of its delivery to the Owner and in that capacity and subject as hereinafter provided the Manager shall have and be entrusted with the management of the Vessel and operation worldwide.

2. The Manager is authorised generally to manage conduct and administer all the
Owner's affairs relating to the Vessel in any country of the world as fully and effectively as a prudent owner would do himself and to have the power to substitute and appoint any person or persons as attorney or attorneys delegate or delegates or substitute or substitutes to act in the name of the Owner with the same or lesser powers. In particular but without prejudice to the generality of the foregoing the Manager shall have power:

(a) To make and enter into agreements on behalf of the Owner for the employment of the Vessel;

3. The Manager shall maintain financial records relating to the Owner's business and to the operation of the Vessel and shall at the end or each financial year submit accounts for the Vessel to the Owner. The Manager's records and accounts shall be open to inspection at any time by the Owner or its duly accredited representatives. The Manager shall prepare all accounts and statements required by the Bank who is or any other Bank that shall be Mortgagee of the vessel and shall regularly give the Owner statements of the expenses, payables and receivable of the Vessel.

4. The appointment of the Manager hereunder shall (notwithstanding the date hereof) be deemed to have commenced as from the date of deliver and shall continue of a period of one year from that date and thereafter from year to year unless or until such appointment is terminated by either party giving to the other at least three calendar months' notice in writing of intention to terminate the same.

5. The Manager shall at its own expense provide all necessary offices administrative personnel clerks and shall pay for all stationery printing postage telephones telex cables wireless messages to the Vessel and all other usual office expenses incurred by him as Manager in or about the business of the management of the Vessel. Legal fees, fees of superintendents or port captains etc. travelling expenses for the Manager's personnel, superintendents, port captains and legal advisers directly incurred in the course of the operation maintenance or repair of the Vessel shall be for the account of the Owner.

6. All monies necessarily expended by the Manager in the fulfilment of any of its obligations under this Agreement in respect of the maintenance and operation of the Vessel shall be reimbursed by the Owner.

7. The appointment of the Manager shall be deemed to have commenced as from the date of delivery.

8. The Manager shall receive as remuneration for his services under this agreement a monthly fee of U.S.$18,000.00. The Management fee shall be revised at the expiry of one year from the date of commencement in accordance with the general increase in costs during the said period.

9. The Owner undertakes at all times to indemnify and hold harmless the Manager against all actions penalties of claims of whatsoever nature in respect of the
Vessel which may be brought against the Manager whether founded or unfounded.

10. NOTWITHSTANDING anything to the contrary herein contained this Agreement shall be forthwith terminated in the occurrence of any of the following events:

(a) if an order is made effective or resolution is passed for the winding up of the Manager;

(b) if a receiver is appointed of the property of the Manager or any part thereof:

(c) if the Manager shall cease or threatens to cease to carry on his business;
and

(d) if distress of execution is levied or sued out against any property of the
Manager and is not paid or discharged within seven days.

11. This Agreement is governed by Greek Law.

12. Any dispute-arising out of or in relation to this Contract shall be referred to the arbitration of the Greek Chamber of Shipping in Piraeus.

13. This contract cannot be assigned to any other party without the written approval of the Owner first having been obtained.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

SIGNED AND DELIVERED BY )               [SEAL]
STYLIANI VRETTOU        )
FOR AND ON BEHALF OF    )
PALLADIUM SHIPMANAGEMENT INC.) /s/ Styliani Vrettou
                               ----------------------------
                               Director

SIGNED AND DELIVERED BY )               [SEAL]
SARANTOS PETROPOULEAS   )
FOR AND ON BEHALF OF    )
BARCLAY SHIPPING LIMITED) /s/ Sarantos Petropouleas
                          ---------------------------------
                          General Manager